------- ------- ------    ARMANDO C. IBARRA
            A       C       I      Certified Public Accountants
         ------- ------- ------    A Professional Corporation

Armando C. Ibarra, C.P.A.                  Members of the California Society of
                                             Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD            Members of the American Institute of
                                             Certified Public Accountants
                                           Members of the Better Business Bureau
                                             since 1997

March 21, 2005

To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC consents to the inclusion of our report of November 12, 2004, on the restated audited financial statements of Xact Aid, Inc., as of June 30, 2004, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ ARMANDO C. IBARRA
----------------------------
ARMANDO C. IBARRA, C.P.A.


                      371 E. Street, Chula Vista, CA 91910
Tel: (619) 422-1348                                          Fax: (619) 422-1465